Consent of Independent Auditors

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life Variable Life Separate Account - American Express Variable Universal Life IV/American Express Variable Universal Life IV - Estate Series (comprised of subaccounts FBC, FBD, FCR, FCM, FDE, FEM, FEX, FFI, FGB, FGR, FIE, FMF, FND, FIV, FSM, FSA, FSB, FRE, FSV, FUE, FMC, FGT, FIG, FIP, FGW, FDS, FVS, FIC and
FSP), included in Post-Effective Amendment No. 5 to the Registration Statement (Form S-6, No. 333-69777) and related Prospectus for American Express Variable Universal Life IV/American Express Variable Universal Life IV - Estate Series to be offered by IDS Life Insurance Company.



/s/ Ernst & Young LLP
----------------------
    Ernst & Young LLP
    Minneapolis, Minnesota
    October 4, 2002